EXHIBIT 4
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        THIS CLAIMS SETTLEMENT AGREEMENT, dated as of December 4, 1998
(this "Agreement"), is made by and among: (1) Bell National Corporation, a California corporation ("Bell"); (2) each of the persons and entities identified in Annex A hereto (each individually, a "Claimant"; and collectively, The "Claimants"); and (3) Liberty Associates Limited Partnership, a Delaware limited partnership ("Liberty").

                                 BACKGROUND

        Bell owes to each Claimant, on account of employment compensation, management fees or other amounts payable, the dollar amounts specified in Annex A hereto (the "Claims"). Bell and the Claimants wish to settle the Claims in shares of Common Stock, no par value, of Bell ("Common Stock").

        Substantially simultaneously with the execution and delivery of this Agreement, Bell is executing and delivering a Stock and Membership Interest Exchange Agreement (the "InPath Agreement"), pursuant to which (among other things): (i) Bell will acquire all of the outstanding equity interests in InPath, LLC, a Delaware limited liability company, from the holders of such equity interests (the "InPath Members"); (ii) Bell will issue and deliver to each InPath Member shares of Common Stock and Warrants to purchase Common Stock; and (iii) Bell, as the ["Company"], and the InPath Members, as the ["Stockholders"], will enter into a Stockholders Agreement in the form of Exhibit 9.2 to the InPath Agreement (the "Stockholders Agreement"), under which (among other things) Bell will grant registration rights covering the shares of Common Stock held by the "Stockholder" parties thereto and such other parties will make certain agreements with respect to the voting of such shares.

        Liberty is the beneficial and record owner of Warrants to purchase an aggregate of 957,373 Warrants to Purchase Common Stock originally issued by Bell on November 20, 1989 (the "Liberty Warrants"). It is a condition precedent to the Closing under (and as defined in) the InPath Agreement That the Liberty Warrants be cancelled. It is a condition precedent to the consummation of transactions under to Article I of this Agreement (the "Main Transactions") that such Closing shall have occurred. It is the intent of the parties hereto and to The InPath Agreement that such Closing and the consummation of the Main Transactions occur substantially simultaneously.

        Now, THEREFORE, in consideration of these premises, the mutual covenants and commitments set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:

                        ARTICLE I:  MAIN TRANSACTIONS

        SECTION 1.1. Claims Settlement. (A) Effective automatically upon and simultaneously with the Closing:

        (i) each Claimant does hereby sell, assign, transfer and deliver to Bell, free and clear of any and all claims, liens, pledges, mortgages, security interests, charges, options, equities, rights of first refusal and other restrictions and other adverse claims ("Liens"), all of such Claimant's right, title and interest in and to such Claimant's Claims, with the result that such Claims shall be cancelled and extinguished; and

        (ii) in consideration thereof, Bell does hereby issue and deliver to each Claimant, free and clear of any and all Liens, the number of shares of Common Stock set forth opposite such Claimant's name on Annex A attached hereto (or one (1) share of Common Stock per thirty cents ($.30) of Claims). The shares of Common Stock issued to any particular Claimant are hereinafter sometimes referred to as "its Claimant Shares"; and the shares of Common Stock issued to all Claimants hereunder are hereinafter collectively referred to as "The Claimant Shares.

        (B) In order to evidence and further effect the issuance and delivery provided for under the foregoing subsection (A)(ii), on the Closing Date (as defined in the InPath Agreement) Bell shall issue and deliver (or cause to be issued and delivered) to each Claimant a certificate or certificates registered in its name and representing its Claimant Shares.

        (C) The transactions contemplated by this Section 1.1 are hereinafter sometimes referred to as the "Claims Settlement".

        SECTION 1.2. Liberty-Warrants Termination. Liberty and Bell hereby agree that, effective automatically upon and simultaneously with the Closing, the Liberty Warrants shall be cancelled, terminated and of no further force or effect. The transactions contemplated by this Section 1.2 are hereinafter sometimes referred to as the "Liberty Warrants Termination".

        SECTION 1.3. Stockholders Agreement. On the Closing Date, Bell and each Claimant shall execute and deliver the Stockholders Agreement.

        SECTION 1.4. Conditions. It is a condition precedent to the obligations of each Party hereto to effect and consummate the Main Transactions to be effected and consummated by such party:

(A) in the case of all parties with respect to all Main Transactions, that the Closing under the InPath Agreement shall have occurred (or shall substantially simultaneously be occurring);

(B) in the case of Bell with respect to the Claims Settlement, that the representations and warranties of the Claimants set forth herein shall be true and correct in all material respects on and as of the Closing Date;

(C)     in the case of Bell with respect to the Liberty Warrants
Termination, that the representations and warranties of Liberty set forth herein shall be true and correct in all material respects on and as of the Closing Date;

(D) in the case of the Claimants with respect to the Claims Settlement, that: (i) the representations and warranties of Bell set forth herein shall be true and correct in all material respects on and as of the Closing Date, and (ii) Bell shall have delivered to the Claimants the Common Stock certificates called for under Section 1.1(B);

(E) in the case of Liberty with respect to the Liberty Warrants Termination, that the representations and warranties of Bell set forth herein shall be true and correct in all material respects on and as of the Closing Date; and

(F) in the case of Bell and the Claimants with respect to the Stockholders Agreement, that all of the InPath Members shall have executed and delivered the Stockholders Agreement.

                 ARTICLE II:  REPRESENTATIONS AND WARRANTIES

        SECTION 2.1. All Parties. Each of the parties hereto hereby represents and warrants, with respect to itself, that:

(A) in the case of each corporate and partnership party hereto, such party has the full corporate and/or partnership power and authority to enter into this Agreement and the other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party and to carry out its obligations hereunder and thereunder;

(B) in the case of each corporate and partnership party hereto, the execution and delivery by such party of this Agreement and other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and/or partnership action on its part;

(C) this Agreement and other agreement(s) and instrument(s) contemplated hereby to which it is a party have been, and (upon the execution and delivery thereof) the other agreement(s) and instrument(s) contemplated hereby to which it is to be a party will be, duly executed and delivered by such party and constitute the legal, valid and binding obligations of such party, enforceable against such party in accordance with their respective terms;

(D) the compliance by such party with all of the provisions of this Agreement and other agreement(s) and instrument(s) contemplated hereby to which it is or is to be a party, and the consummation by such party of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination or amendment of, or accelerate the performance required by, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such party is a party or by which such party is bound, or to which any of the property or assets of such party are subject, nor result in any violation of the provisions of the certificate or articles of incorporation or the bylaws of such party (if it be a corporation) or the partnership agreement of such party (if it be a partnership), or any statute, order, judgment, rule or regulation of any court or governmental agency or body having jurisdiction over such party or the property or assets of such party; and

(E) no authorization, consent or approval of, or filing with, or notice to, any public body, court, authority or any other person or entity is necessary for the execution and delivery by such party of this Agreement or the other agreement(s) or instrument(s) contemplated hereby to which it is or is to be a party or for the consummation by such party of the transactions contemplated herein or therein, other than, in each case, such authorizations, consents, approvals, filings and notices as have been or will be obtained, made or given on or prior to the Closing Date.

        SECTION 2.2. Liberty. Liberty hereby additionally represents and warrants that it has good and marketable title to the Liberty Warrants, free and clear of any and all Liens.

        SECTION 2.3. Claimants. (A) Each Claimant hereby additionally represents and warrants, with respect to itself, that:

(i) he has good and marketable title to the Claims set forth opposite its name in Annex A hereto, free and clear of any and all Liens; and

(ii) other than the Claims, which will be extinguished as a result of the Claims Settlement, it has no rights or claims for the payment of money or the delivery of other value from Bell, or any contracts, agreements or commitments which may give rise to the same.

(B) Each Claimant hereby additionally represents and warrants, with respect to itself, that:

(i) its Claimant Shares are being acquired for such Claimant's own account for investment purposes only and without any present intention to sell, transfer or otherwise dispose of the same (except in compliance with clause (v) hereof);

(ii) such Claimant has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its investment in its Claimant Shares;

(iii) such Claimant understands that its Claimant Shares have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the UniTed States ("Blue Sky Laws");

(iv) such Claimant is fully informed as to the applicable limitations upon any distribution or resale of its Claimant Shares under the Securities Act and Blue Sky Laws and that its Claimant Shares may not be distributed or resold if such distribution or resale would constitute a violation of the Securities Act or Blue Sky Laws; and

(v) such Claimant will not sell, transfer, assign, pledge or otherwise distribute any of its Claimant Shares unless; (a) there is an effective registration statement under the Securities Act and Blue Sky Laws covering its Claimant Shares, (b) such sale, transfer, assignment, pledge or other distribution is exempt from the registration or qualification requirements of the Securities Act and Blue Sky Laws or (C) the Securities Act and Blue Sky Laws are inapplicable to such transaction.

(C) In connection with the foregoing, each Claimant agrees and consents to the inclusion on the certificate(s) representing its Claimant Shares of the following legend:

        "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN BY THE ACE FOR INVESTMENT PURPOSES. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED (A) UNLESS THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) UNLESS SUCH REGISTRATION IS EXPRESSLY WAIVED BY THE COMPANY, OR THE TRANSFER AGENT (OR THE COMPANY, IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRAtION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."

(D)     The representations, warranties and agreements in the foregoing
Section 2.3(B) and (C) may be relied upon by Bell and also by: (i) Bell's counsel on the date hereof, Berlack, Israels & Liberman LLP, New York, New York, in connection with any opinion or other letter that they may deliver in respect of the issuance and delivery of the Claimant Shares, and (ii) the Company's Transfer agent, Continental Stock Transfer & Trust Company, in connection with their effectuation of such issuance and delivery.

                         ARTICLE III:  MISCELLANEOUS

        SECTION 3.1. Further Actions. From time to time after the date hereof, as and when requested by any party hereto, each other party hereto shall execute and deliver, or cause to be executed and delivered, such other and further documents and instruments and shall take, or cause to be taken, such other and further as such requesting party may reasonably deem necessary or desirable to further effect or evidence the transactions contemplated hereby and to otherwise carry out the intent and purposes of this Agreement.

        SECTION 3.2. Complete Agreement. This Agreement (which includes the Annex A hereto) contains the entire agreement among the parties hereto with respect to subject matter hereof and supersedes all prior written or oral agreements and understandings among the parties with respect to such matters.

        SECTION 3.3. Governing Law. Consistent with the InPath Agreement, the execution, interpretation and performance of this Agreement shall be governed by the laws of State of Illinois.

        SECTION 3.4. Headings. The Article, Section and Annex headings in this Agreement are for convenience of reference purposes only and shall not control or affect the meaning or construction of any provision of this Agreement.

        SECTION 3.5. Waivers and Amendments. This Agreement may not be modified or amended, nor may compliance with any of its terms and conditions be waived, except in a writing executed by each of the parties hereto.

        SECTION 3.6. Gender and Plural Terms. In This Agreement: (i) words of gender or neuter may be read as masculine, feminine or neuter, as required or permitted by The context, and (ii) singular and plural forms of defined and other terms herein may be read as singular or plural, as required or permitted by the context.

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        SECTION 3.7.  Counterparts.  This Agreement may be executed in one or more counterparts, which, taken together, shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Bell:

BELL NATIONAL CORPORATION


By: /s/ Alexander M.Milley
    Alexander M. Milley
    President

ATTEST:


By: /s/ Thomas R. Druggish      Thomas R. Druggish
    Assistant Secretary
        Claimants:

CADMUS CORPORATION


By: /s/ Alexander M. Milley
    Alexander M. Milley
    President

MILLEY MANAGEMENT INCORPORATED

By:  /s/ Alexander M. Milley
     Alexander M. Milley
     President


/s/ Alexander M. Milley
ALEXANDER M. MILLEY



/s/ Robert C. Shaw
ROBERT C. SHAW

Liberty:


LIBERTY ASSOCIATES LIMITED PARTNERSHIP

By:  /s/ Alexander M. Milley
     Alexander M. Milley
     Sole General Partner